Exhibit 99.1

AMERICREDIT REPORTS THIRD QUARTER OPERATING RESULTS

•	3rd quarter earnings of $104 million, $0.80 per share

•	Quarterly origination volume increased to $2.52 billion

•	Charge-offs declined to 4.6%

•	FY08 earnings guidance issued

FORT WORTH, TEXAS April 30, 2007 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $104 million, or $0.80 per share, for its fiscal third quarter ended March 31, 2007. AmeriCredit reported net income of $87 million, or $0.60 per share, for the same period a year earlier. For the nine months ended March 31, 2007, AmeriCredit reported net income of $273 million, or $2.06 per share, versus earnings of $227 million, or $1.53 per share, for the nine months ended March 31, 2006. Operating results for the three and nine months ended March 31, 2007, included Bay View Acceptance Corporation, acquired on May 1, 2006, and Long Beach Acceptance Corp. since its acquisition on January 1, 2007.

Net income for the three months ended March 31, 2007, included a $10 million after-tax gain ($16 million pre-tax), or $0.08 per share, related to the sale of AmeriCredit’s investment in DealerTrack Holdings, Inc., and a $21 million, or $0.16 per share, adjustment to reserves for contingent tax positions. Net income for the nine months ended March 31, 2007 and 2006, included a $33 million after-tax gain ($52 million pre-tax), or $0.25 per share, and a $6 million after-tax gain ($9 million pre-tax), or $0.04 per share, respectively, related to the sale of AmeriCredit’s investment in DealerTrack Holdings, Inc.

Automobile finance originations increased to $2.52 billion for the third quarter of fiscal year 2007, compared to $1.61 billion for the same period last year. Origination volume for the nine months ended March 31, 2007, was $5.94 billion compared to $4.47 billion for the same period a year earlier. Managed receivables totaled $15.15 billion at March 31, 2007, compared to $11.13 billion at March 31, 2006.

Annualized net charge-offs totaled 4.6% of average managed receivables for the March 2007 quarter compared to 5.2% for the March 2006 quarter. For the nine months ended March 31, 2007, annualized net charge-offs were 5.2% compared to 5.6% for the same period last year.

Managed auto receivables 31-to-60 days delinquent were 4.1% of the portfolio at March 31, 2007, compared to 4.7% at March 31, 2006. Accounts more than 60 days delinquent were 1.5% of the portfolio at March 31, 2007, compared to 1.6% at March 31, 2006.

“Our strong origination volume and improved credit results this quarter reflected both the normal seasonal lifts and the impact of our transition to full-spectrum lending. Full-spectrum lending provides an opportunity to efficiently originate an optimal mix of business and positions us to continue to grow our business, manage credit volatility and generate solid returns for our shareholders,” said President and Chief Executive Officer Dan Berce.

Regulation FD

Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business.

Net income and EPS forecasts

Fiscal year ending June 30, 2008
Net income ($ millions)	$345 - $375
Earnings per share	$2.65 - $2.85

The forecasts include the results of Long Beach Acceptance Corp. for fiscal year 2008. The Company completed this acquisition on January 1, 2007. Long Beach Acceptance Corp. provides financing to customers with near prime credit scores. Therefore, its net interest margin and credit losses are historically lower than AmeriCredit’s. The forecasts for fiscal year 2008 incorporate, but are not limited to, the following assumptions:

•	Origination volume of $10.0 to $10.5 billion;

•	Net interest margin of 10.5% to 11.5% of average receivables;

•	Operating expenses of 2.6% to 3.0% of the portfolio;

•	Credit losses to average between 4.0% and 5.0% overall for the fiscal year, but varying seasonally by quarter; and

•	Annualized provision for loan losses as a percent of average receivables to range between 4.5% and 5.5%.

These forecasts do not assume any future share repurchase activity.

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern Time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers and directly to consumers in the United States and Canada. AmeriCredit has over one million customers and approximately $15 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2006. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes, the high degree of risk associated with subprime borrowers, acquisition integration and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

AmeriCredit Corp.

Consolidated Income Statements

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Revenue:
Finance charge income	$564,104	$414,440	$1,550,678	$1,182,251
Servicing income	571	15,006	9,009	61,792
Other income	50,598	25,658	154,843	79,452

	615,273	455,104	1,714,530	1,323,495

Costs and expenses:
Operating expenses	109,446	89,686	291,829	251,470
Provision for loan losses	189,028	118,769	537,733	410,494
Interest expense	186,610	107,106	485,941	298,556
Restructuring charges	757	1,874	1,143	2,126

	485,841	317,435	1,316,646	962,646

Income before income taxes	129,432	137,669	397,884	360,849
Income tax provision	25,700	50,937	124,490	133,510

Net income	$103,732	$86,732	$273,394	$227,339

Earnings per share:
Basic	$0.88	$0.67	$2.29	$1.68

Diluted	$0.80	$0.60	$2.06	$1.53

Weighted average shares	117,540,639	129,629,967	119,539,921	135,397,387

Weighted average shares and assumed incremental shares	131,166,057	144,954,396	133,693,242	150,332,001

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	March 31, 2007	June 30, 2006	March 31, 2006
Cash and cash equivalents	$615,395	$513,240	$700,800
Finance receivables, net	14,367,447	11,097,008	9,770,018
Credit enhancement assets	5,977	104,624	203,208
Restricted cash – securitization notes payable	1,144,173	860,935	803,110
Restricted cash – credit facilities	194,693	140,042	101,981
Property and equipment, net	63,393	57,225	58,343
Deferred income taxes	153,521	78,789	60,795
Goodwill	200,497	14,435	—
Other assets	139,815	201,567	209,981

Total assets	$16,884,911	$13,067,865	$11,908,236

Credit facilities	$3,004,774	$2,106,282	$1,435,134
Securitization notes payable	10,883,909	8,518,849	7,867,074
Senior notes	—	—	153,869
Convertible debt	750,000	200,000	200,000
Funding payable	93,170	54,623	54,559
Accrued taxes and expenses	188,984	155,799	160,899
Other liabilities	14,404	23,426	20,998

Total liabilities	14,935,241	11,058,979	9,892,533

Shareholders’ equity	1,949,670	2,008,886	2,015,703

Total liabilities and shareholders’ equity	$16,884,911	$13,067,865	$11,908,236

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$103,732	$86,732	$273,394	$227,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,528	9,506	24,025	27,635
Accretion and amortization of loan fees	(3,307)	(5,787)	(17,266)	(12,535)
Provision for loan losses	189,028	118,769	537,733	410,494
Deferred income taxes	(25,754)	(20,028)	(22,186)	(22,112)
Accretion of present value discount	(439)	(8,029)	(6,394)	(30,687)
Stock-based compensation expense	5,054	3,392	14,375	12,690
Gain on sale of available for sale securities	(15,801)	—	(51,997)	(8,847)
Other	1,273	1,003	3,719	314
Changes in assets and liabilities:
Other assets	23,869	73,385	27,174	83,295
Accrued taxes and expenses	17,840	47,509	4,485	28,462

Net cash provided by operating activities	300,023	306,452	787,062	716,048

Cash flows from investing activities:
Purchase of receivables	(2,542,356)	(1,947,168)	(6,283,184)	(5,093,811)
Principal collections and recoveries on receivables	1,621,219	1,156,337	4,252,500	3,109,116
Distributions from gain on sale Trusts	248	92,463	92,957	346,136
Net (purchases) sales of property and equipment	(9,736)	(2,004)	(12,737)	30,554
Proceeds from sale of available for sale securities	18,661	—	62,961	11,992
Acquisition of Long Beach, net of cash acquired	(257,813)	—	(257,813)	—
Net change in restricted cash and other	(197,472)	320,092	(209,284)	187,834

Net cash used by investing activities	(1,367,249)	(380,280)	(2,354,600)	(1,408,179)

Cash flows from financing activities:
Net change in credit facilities	401,371	202,227	695,970	444,160
Net change in securitization notes payable	384,858	(8,491)	771,631	699,984
Net change in senior notes and other	(3,878)	3,093	(15,271)	(18,724)
Proceeds from issuance of convertible debt	—	—	497,376	—
Repurchase of common stock	—	(23,117)	(323,964)	(422,046)
Proceeds from issuance of common stock	4,638	14,967	47,864	24,148

Net cash provided by financing activities	786,989	188,679	1,673,606	727,522

Net (decrease) increase in cash and cash equivalents	(280,237)	114,851	106,068	35,391
Effect of Canadian exchange rate changes on cash and cash equivalents	(1,754)	(196)	(3,913)	1,908
Cash and cash equivalents at beginning of period	897,386	586,145	513,240	663,501

Cash and cash equivalents at end of period	$615,395	$700,800	$615,395	$700,800

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
Origination volume	$2,518,336	$1,614,267	$5,943,072	$4,473,939
Loans securitized	1,919,503	1,000,002	4,895,244	3,702,707

Average on-book receivables	$14,669,061	$10,115,082	$12,993,241	$9,575,795
Average gain on sale receivables	31,500	902,246	132,185	1,443,547

Average managed receivables	$14,700,561	$11,017,328	$13,125,426	$11,019,342

	March 31, 2007	June 30, 2006	March 31, 2006
On-book receivables	$15,123,907	$11,775,665	$10,382,505
Gain on sale receivables	28,979	421,037	750,637

Managed receivables	$15,152,886	$12,196,702	$11,133,142

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
Operating expenses	$109,446	$89,686	$291,829	$251,470
Operating expenses as a percent of average managed receivables	3.0%	3.3%	3.0%	3.0%
Tax rate	19.86%	37.00%	31.29%	37.00%

	March 31, 2007	June 30, 2006	March 31, 2006
Loan delinquency:
On-book:
(% of ending on-book receivables)
31 - 60 days	4.1%	5.0%	4.5%
Greater than 60 days	1.5	2.0	1.5

Total	5.6%	7.0%	6.0%

Gain on sale:
(% of ending gain on sale receivables)
31 - 60 days	0.8%	9.2%	7.0%
Greater than 60 days	0.4	3.8	3.3

Total	1.2%	13.0%	10.3%

Total portfolio:
(% of ending managed receivables)
31 - 60 days	4.1%	5.1%	4.7%
Greater than 60 days	1.5	2.1	1.6

Total	5.6%	7.2%	6.3%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding:
On-book (% of average on-book receivables)	5.0%	5.4%	6.0%	6.1%

Gain on sale (% of average gain on sale receivables)	1.5%	7.4%	2.8%	9.2%

Total portfolio (% of average managed receivables)	5.0%	5.6%	6.0%	6.5%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Net charge-offs:
On-book	$165,117	$122,119	$510,134	$359,635
Gain on sale	58	19,020	4,874	103,659

	$165,175	$141,139	$515,008	$463,294

Net charge-offs as a percent of average receivables:
On-book	4.6%	4.9%	5.2%	5.0%

Gain on sale	0.7%	8.5%	4.9%	9.6%

Total portfolio	4.6%	5.2%	5.2%	5.6%

Net recoveries as a percent of gross repossession charge-offs:
On-book	49.5%	50.6%	49.0%	48.9%

Gain on sale	60.7%	45.0%	43.9%	41.4%

Total portfolio	49.5%	49.8%	49.0%	47.2%

	March 31, 2007	June 30, 2006	March 31, 2006
On-book receivables:
Principal	$15,123,907	$11,775,665	$10,382,505
Allowance for loan losses and nonaccretable acquisition fees	(756,460)	(678,657)	(612,487)

	$14,367,447	$11,097,008	$9,770,018

Allowance as a percentage of on-book receivables	5.0%	5.8%	5.9%

The Company’s net margin as reflected on the consolidated statements of income, excluding the pre-tax gains on the sale of the Company’s investment in DealerTrack Holdings, Inc., of $16 million realized during the three months ended March 31, 2007, and $52 million and $9 million realized during the nine months ended March 31, 2007 and 2006, respectively, is as follows:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Finance charge income	$564,104	$414,440	$1,550,678	$1,182,251
Other income	34,797	25,658	102,846	70,605
Interest expense	(186,610)	(107,106)	(485,941)	(298,556)

Net margin	$412,291	$332,992	$1,167,583	$954,300

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Finance charge income	15.6%	16.6%	15.9%	16.5%
Other income	1.0	1.1	1.1	1.0
Interest expense	(5.2)	(4.3)	(5.0)	(4.2)

Net margin as a percent of average on-book receivables	11.4%	13.4%	12.0%	13.3%

The following table provides additional information for comparative purposes related to the Company’s acquisition of Bay View Acceptance Corporation on May 1, 2006, and Long Beach Acceptance Corp. on January 1, 2007:

	Three Months Ended March 31, 2007		Nine Months Ended March 31, 2007
	AmeriCredit Core	Total	AmeriCredit Core	Total
Origination volume	$2,020,236	$2,518,336	$5,181,483	$5,943,072
Average managed receivables	$11,943,812	$14,700,561	$11,653,892	$13,125,426
Net charge-offs	$153,378	$165,175	$498,883	$515,008
Net charge-offs as a percent of average receivables	5.2%	4.6%	5.7%	5.2%

Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding	5.7%	5.0%	6.5%	6.0%

Net margin	$376,077	$412,291	$1,115,273	$1,167,583

Net margin as a percent of average on-book receivables	12.7%	11.4%	12.9%	12.0%

	March 31, 2007
	AmeriCredit Core	Total
Managed receivables	$12,280,054	$15,152,886
Loan delinquency:
(% of ending managed receivables)
31 - 60 days	4.9%	4.1%
Greater than 60 days	1.7	1.5

Total	6.6%	5.6%

Allowance as a percentage of on-book receivables	5.7%	5.0%

Contact:

Investor Relations	Media Relations
Caitlin DeYoung	John Hoffmann
(817) 302-7394	(817) 302-7627	-